Exhibit 32
Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Terra Industries Inc. (the “Company”) on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that based on their best knowledge:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Michael L. Bennett	/s/ Francis G. Meyer

Michael L. Bennett	Francis G. Meyer
President and Chief Executive Officer	Senior Vice President and Chief Financial
and Director (Principal Executive Officer)	Officer (Principal Financial Officer)

Dated: March 14, 2007	Dated March 14, 2007
The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K or as a separate disclosure document of the company or the certifying officers.